Horizon Technology Finance Provides Third Quarter 2023 Portfolio Update

-	Horizon Platform Originates $88.9 Million of New Loans in Q3, including $88.4 Million of New Loans Funded by HRZN -
-	Horizon Platform Ends Quarter with Committed Backlog of $222 Million, including $202 Million in HRZN Commitments -

Farmington, Connecticut – October 11, 2023 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the third quarter ended September 30, 2023 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser and an affiliate of Monroe Capital.

“We continued to opportunistically and selectively add high-quality investments to our portfolio, as the Horizon Platform originated $89 million of loans in the quarter, including $88 million of loans funded by HRZN,” said Gerald A. Michaud, President of HRZN and HTFM. “Additionally, we increased the committed backlog of the Horizon Platform’s debt investments to $222 million at quarter end, including $202 million in HRZN commitments. During the quarter, HRZN also received $38 million in loan payoffs and partial paydowns, continuing to provide us with a steady stream of accelerated income. With an ample pipeline and sizable backlog of commitments, we remain well positioned to further grow the HRZN’s venture debt portfolio and deliver additional value to HRZN’s shareholders.”

Third Quarter 2023 Portfolio Update

Originations

During the third quarter of 2023, a total of $88.9 million of loans funded through the Horizon Platform, including eight loans totaling $88.4 million funded by HRZN, as follows:

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$25.0 million to a new portfolio company, Elligo Health Research, Inc., a developer of a technology platform, which empowers clients to seamlessly utilize non-traditional clinical trial sites, significantly increasing clients’ access to untapped trial participants.

●	$20.0 million to a new portfolio company, Mirantis, Inc., a builder and manager of open cloud software infrastructure, enabling enterprises across a wide range of industries to ship code more rapidly.
●	$15.0 million to an existing portfolio company, Sonex Health, Inc., a developer of technology, education and training programs for ultrasound guided procedures.
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$12.5 million to an existing portfolio company, BriteCore Holdings, Inc., a developer of a cloud-native software platform for the property and casualty insurance segment, in connection with the prepayment of its existing Horizon Platform loan facility and providing it with additional debt capital.

●	$10.0 million to a new portfolio company, a developer of innovative, affordable and non-invasive treatments for hyperhidrosis, or excessive sweating.
●	$5.0 million to a new portfolio company, Tallac Therapeutics, Inc., a developer of multiple novel immunotherapies to fight cancer.
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$0.7 million to an existing portfolio company, Nexii Building Solutions Inc., a green construction technology company focused on creating environmentally-friendly, durable, cost-efficient and disaster-resilient buildings.

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$0.2 million to an existing portfolio company, Aerobiotix, LLC, a manufacturer of air disinfection systems for medical, healthcare and community facilities that eliminate airborne pathogens to optimize indoor air quality.

In addition, HRZN funded $0.8 million of equity to an existing portfolio company, Better Place Forests Co. (“Better Place”), a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from five portfolio companies in the third quarter of 2023, including principal prepayments and partial paydowns of $37.9 million and $0.02 million of warrant proceeds, compared to $28.3 million of principal prepayments and partial paydowns and $1.5 million of warrant and earnout payments during the second quarter of 2023:

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In July, HRZN received a partial paydown of $5.0 million on its venture loans to Evelo Biosciences, Inc. (“Evelo”), and HRZN and Evelo converted an additional $5.0 million of the principal amount of the outstanding venture loans into shares of common stock of Evelo. HRZN also holds warrants in Evelo.

●	In July, HRZN received $0.02 million in proceeds in connection with the redemption of warrants in Corvium, Inc.
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In August, with the proceeds of a new loan from the Horizon Platform, Sonex Health, Inc. (“Sonex”) prepaid its previously outstanding principal balance of $12.5 million on its venture loan facility, plus interest and end-of-term payment. HRZN continues to hold warrants in Sonex.

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In September, Avalo Therapeutics, Inc. (“Avalo”) paid its outstanding principal balance of $10.4 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in Avalo.

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In September, with the proceeds of a new loan from HRZN, BriteCore Holdings, Inc. (“BriteCore”) prepaid its previously outstanding principal balance of $10.0 million on its venture loan facility, plus interest and end-of-term payment. HRZN continues to hold warrants in BriteCore.

In addition, in July, HRZN converted $0.5 million of the principal amount of its outstanding debt investments in Better Place into preferred stock of Better Place and converted $2.7 million of the principal amount of its outstanding debt investments in Better Place into common stock of Better Place.

Principal Payments Received

During the third quarter of 2023, HRZN received regularly scheduled principal payments on investments totaling $9.1 million, compared to regularly scheduled principal payments totaling $6.1 million during the second quarter of 2023.

Commitments

During the quarter ended September 30, 2023, HRZN closed new loan commitments totaling $157.7 million to seven companies, compared to new loan commitments of $73.6 million to six companies in the second quarter of 2023.

Pipeline and Term Sheets

As of September 30, 2023, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $201.8 million to 19 companies. This compares to a Committed Backlog of $159.4 million to 19 companies at HRZN as of June 30, 2023. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. Across the Horizon Platform, the quarter ended with an additional $20.5 million of unfunded loan approvals and commitments.

Warrant and Equity Portfolio

As of September 30, 2023, HRZN held a portfolio of warrant and equity positions in 100 portfolio companies, including 86 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a $17 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819